                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                                 FORM 8-K/A

                                 CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 19, 1998


                               ------------------

                         FIRSTAMERICA AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                           2-297254-NY                 88-0206732
(State or other jurisdiction of       (Commission File Number)      (I.R.S. Employer
 incorporation or organization)                                      Identification No.)

        601 BRANNAN STREET
         SAN FRANCISCO, CA                                            94107
(Address of principal executive offices)                            (Zip Code)


      Registrant's telephone number, including area code:  (415) 284-0444

        (Former name, former address and former fiscal year, if changed since last report)

                         FIRSTAMERICA AUTOMOTIVE, INC.
                                 FORM 8-K/A
                                     INDEX


Item                           Description                              Page
----                           -----------                              ----
Item 2.         Acquisition or Disposition of Assets                      2

Item 7.         Financial Statements and Exhibits                         2

                Signatures                                                3

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

(a) As previously reported by FirstAmerica Automotive, Inc. (the "Company") in a Current Report on Form 8-K filed July 6, 1998, on June 19, 1998 the Company completed the acquisition of substantially all of the assets of Burgess Honda, an automobile dealership located in Daly City, California. Pursuant to the Asset Purchase Agreement dated January 29, 1998 (the "Purchase Agreement") by and between the Company, Burgess British Cars, Inc., a California corporation ("BBC"), Tudor Enterprises, Inc., a California corporation ("Tudor"), and Keith Burgess as sole stockholder of BBC, the Company acquired certain assets (the "Purchased Assets"), consisting primarily of new motor vehicle inventory, parts, accessories, furniture and equipment, and certain related tangible and intangible assets, including goodwill, used primarily in connection with the operation by BBC of Burgess Honda. The purchase price of the Purchased Assets was $3.7 million plus the value of new vehicle inventory at the date of closing totaling $1.9 million.

     The Purchase Price was paid in cash, partially from the proceeds of a $4.0 million loan from Donald V. Strough, the Chairman of the Company's Board of Directors, to the Company, pursuant to the terms of a Letter Agreement between the Company and Mr. Strough dated July 11, 1998 (the "Letter Agreement"). Mr. Strough obtained the $4.0 million from a commercial bank in the form of a loan to Mr. Strough in his personal capacity. Pursuant to the terms of the Letter Agreement, Mr. Strough will be paid a 3% origination fee on the loan. The principal amount due on the loan will be repaid pursuant to the terms of the Letter Agreement and not later than June 1, 1999. The terms of the loan were based on arm's length negotiation between the Company and Mr. Strough. The $1.9 million new motor vehicle inventory portion of the Purchase Price was paid from the Company's existing credit facility.

(b) BBC is a privately held company specializing in the sale of new and used automobiles and replacement parts and used that part of the Purchased Assets which consisted of equipment and other physical property in such capacity. The Company intends to use these assets in the same capacity.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED.

     This amendment to the Company's Form 8-K that was filed on July 6, 1998 contains the financial statements of Burgess Honda at page F-1.

(b)  PRO FORMA FINANCIAL INFORMATION.

     This amendment to the Company's Form 8-K that was filed on July 6, 1998 contains the unaudited pro forma financial statements required pursuant to
     Article 11 of Regulation S-X at page PF-1.

(c)  EXHIBITS


Exhibit Number                           Description
--------------                           -----------
    2.1(1)*                  Asset Purchase Agreement by and among the Company, BBC, Tudor and Keith
                             Burgess dated January 29, 1998, previously filed as Exhibit 2.1(1) to the
                             Company's 8-K as filed with the Securities and Exchange Commission on July
                             6, 1998, and is incorporated herein by reference.

     2.2*                    Letter Agreement by and between the Company and Donald V. Strough, dated
                             June 11, 1998, previously filed with the Securities and Exchange Commission on July 6, 1998, and is incorporated herein by reference.

*Filed Previously

(1) Exhibits to the Asset Purchase Agreement not filed herewith are identified in the Asset Purchase Agreement. The Company will furnish supplementally any omitted Exhibit to the Commission upon request.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 4, 1998            FIRSTAMERICA AUTOMOTIVE, INC.


                                    By:  /s/ Debra Smithart
                                         ------------------
                                         Debra Smithart
                                         Chief Financial Officer

                                BURGESS HONDA
                          INDEPENDENT AUDITOR'S REPORT
                                      AND
                              FINANCIAL STATEMENTS

                                    CONTENTS

                                                     PAGE

INDEPENDENT AUDITOR'S REPORT                         F-2

FINANCIAL STATEMENTS

     Balance sheets                                  F-3

     Statements of operations and retained earnings  F-5

     Statements of cash flows                        F-6

     Notes to financial statements                   F-7


                           INDEPENDENT AUDITORS' REPORT


The Board of Directors
FirstAmerica Automotive, Inc.:

We have audited the accompanying balance sheets of Burgess Honda (as defined in note 1) as of September 30, 1997 and 1996 and the related statements of operations and retained earnings and cash flows for the three years ended September 30, 1997. These financial statements are the responsibility of FirstAmerica Automotive Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burgess Honda (as defined in note 1) as of September 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the three year period ended September 30, 1997, in conformity with generally accepted accounting principles.

September 3, 1998

                                 BURGESS HONDA
                                BALANCE SHEETS
                                (IN THOUSANDS)

                                                     MARCH 31,
                                                       1998                    SEPTEMBER 30,
                                                    (UNAUDITED)           1997              1996
      Assets                                        -----------        ---------         ---------
Cash                                                  $ 1,072           $ 1,463           $ 1,041
Accounts receivable (note 2)                              744               351               340
Inventories (note 3)                                    1,518             1,451             1,462
Deposits and prepaid expenses                              70                79               102
Prepaid costs- extended warranty service contracts         22                24                23
                                                      -------           -------           -------

      Total current assets                              3,426             3,368             2,968

Property and equipment, net (note 4)                      172               175               215

Other assets:
   Prepaid costs-extended warranty service contracts       29                37                57
   Note receivable, related party (note 6)                323               329               341
                                                      -------           -------           -------
      Total assets                                    $ 3,950           $ 3,909           $ 3,581
                                                      =======           =======           =======

See accompanying notes to financial statements.

                                 BURGESS HONDA
                          BALANCE SHEETS (CONTINUED)
                                (IN THOUSANDS)

                                                         MARCH 31,
                                                           1998               SEPTEMBER 30,
                                                        (UNAUDITED)       1997            1996
           Liabilities and Stockholder's Equity         ----------     ---------       ---------
Current liabilities:
  Accounts payable                                         $   28       $   32           $   22
  Accrued liabilities                                         372          324              328
  Floor plan notes payable (note 3)                         1,426        1,489            1,295
  Deferred revenue-extended warranty service contracts         44           48               47
                                                           ------       ------           ------
        Total current liabilities                           1,870        1,893            1,692

Deferred revenue- extended warranty service contracts          59           75              113
                                                           ------       ------           ------

        Total liabilities                                   1,929        1,968            1,805

Commitments (note 5)

Stockholder's equity:
  Common stock                                                 45           45               45
  Retained earnings                                         1,976        1,896            1,731
                                                           ------       ------           ------

        Total stockholder's equity                          2,021        1,941            1,776
                                                           ------       ------           ------

                                                           $3,950       $3,909           $3,581
                                                           ======       ======           ======


See accompanying notes to financial statements.


                                                    BURGESS HONDA
                                  STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                                  (IN THOUSANDS)

                                             SIX MONTHS ENDED MARCH 31,
                                             1998                1997              TWELVE MONTHS ENDED SEPTEMBER 30,
                                          (UNAUDITED)         (UNAUDITED)        1997             1996          1995
                                         -----------         -----------     ------------     -----------   -----------

Sales:
 Vehicle                                  $  11,047         $    8,685       $    20,718       $   16,203     $   15,086
 Service, parts, and other                    2,183              1,949             3,205            3,727          3,722
                                          ---------         ----------       -----------       ----------     ----------
     Total sales                             13,230             10,634            23,923           19,930         18,808
Cost of sales                                11,296              8,995            20,233           16,764         15,659
                                          ---------         ----------       -----------       ----------     ----------
     Gross profit                             1,934              1,639             3,690            3,166          3,149

Operating expenses:
 Selling, general and administrative          1,501              1,456             3,185            2,759          2,551
 Depreciation and amortization                   28                 29                59               57             57
                                          ---------         ----------       -----------       ----------     ----------
     Operating income                           405                154               446              350            541

Other income (expense):
 Interest income                                 31                 41                90               69             72
 Interest expense, floor plan                   (59)               (60)             (119)            (140)          (193)
 Other, net                                      37                 39                18               52             56
                                          ---------         ----------       -----------       ----------     ----------
     Income before income taxes                 414                174               435              331            476
Income tax expense                                6                  3                 7                5              7
                                          ---------         ----------       -----------       ----------     ----------
     Net income                                 408                171               428              326            469

Retained earnings, beginning of period        1,896              1,731             1,731            1,622          1,563
Distributions                                  (328)              (158)             (263)            (217)          (410)
                                          ---------         ----------       -----------       ----------     ----------
Retained earnings, end of period          $   1,976         $    1,744       $     1,896       $    1,731     $    1,622
                                          =========         ==========       ===========       ==========     ==========

See accompanying notes to financial statements.

                                 BURGESS HONDA
                           STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                        Six Months Ended March 31,
                                                           1998            1997               Year Ended September 30,
                                                       (UNAUDITED)       (UNAUDITED)     1997           1996          1995
                                                        ---------        ---------     ---------      ---------     ---------
Cash flows from operating activities:
 Net income                                               $  408           $  171        $  428         $  326        $  469
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
   Depreciation and amortization                              28               29            59             57            57
   Amortization of deferred warranty revenue                 (10)             (12)          (16)           (16)          (12)
   Changes in operating assets and liabilities:
    Receivables and contracts in transit                    (393)             117           (11)           (38)           63
    Inventories                                              (67)             266            53            758          (606)
    Other assets                                               6              (34)           12             99           277
    Flooring notes payable                                   (63)            (197)          194           (974)          441
    Accounts payable and accrued liabilities                  44              213             5             32          (148)
    Deposits and prepaid expenses                              9               15            23              3           (46)
                                                          ------           ------        ------         ------        ------

     Net cash (used in) provided by operating activities     (38)             568           747            247           495
                                                          ------           ------        ------         ------        ------

Cash flows from investing activities:
 Capital expenditures, net                                   (25)             (58)          (62)           (84)          (70)
                                                          ------           ------        ------         ------        ------
     Net cash used in investing activities                   (25)             (58)          (62)           (84)          (70)
                                                          ------           ------        ------         ------        ------

Cash flows from financing activities:
 Distributions to stockholder                               (328)            (158)         (263)          (217)         (410)
                                                          ------           ------        ------         ------        ------

     Net cash (used in) provided by financing activities    (328)            (158)         (263)          (217)         (410)
                                                          ------           ------        ------         ------        ------
     Net increase (decrease) in cash                        (391)             352           422            (54)           15

Cash at beginning of the period                            1,463            1,041         1,041          1,095         1,080
                                                          ------           ------        ------         ------        ------
Cash at end of the period                                 $1,072           $1,393        $1,463         $1,041        $1,095
                                                          ======           ======        ======         ======        ======

Supplemental disclosures of cash flow information:
 Cash paid during the year for interest                   $   58           $   58        $  119         $  148        $  186
                                                          ======           ======        ======         ======        ======

 Cash paid during the year for taxes                      $    7           $    7        $   12         $   14        $   16
                                                          ======           ======        ======         ======        ======

See accompanying notes to financial statements.

                                 BURGESS HONDA
                         NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (a)  ORGANIZATION AND BUSINESS

        Burgess Honda (the Company) constitutes the portion of the assets, liabilities and operations of Burgess British Cars, Inc. that were subsequently sold to FirstAmerica Automotive, Inc. (note 8). The Company offers a broad range of products and services including new Honda vehicles as well as used vehicles, vehicle financing and insurance and replacement parts and service.

   (b)  BASIS OF PREPARATION

        The accompanying financial statements reflect the historical financial position, results of operations and cash flows for Burgess Honda, certain of which were subsequently sold to FirstAmerica Automotive, Inc. (note 8). The operations of Burgess Honda represent the revenue and direct expenses of the Company, do not include any allocation of costs from Burgess British Cars, Inc. and may not be indicative of operations that would be incurred on a stand-alone basis.

   (c)  CASH AND CASH EQUIVALENTS

        The Company considers all highly liquid investments with a maturity of three months or less from the purchase date to be cash equivalents.

   (d)  INVENTORIES

        Inventories are stated at the lower of cost or market, new vehicle cost is determined by using the last-in, first-out (LIFO) basis. Used vehicle cost is determined using the specific identification basis. Parts and accessories cost is determined using the first-in, first-out
        (FIFO) basis.

   (e)  PROPERTY AND EQUIPMENT

        Property and equipment is stated at cost. Property and equipment are being depreciated on a straight-line basis over the estimated useful life of the assets. Leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset. The range of estimated useful lives are as follows:

            Leasehold improvements               15 years
            Equipment                            5 to 7 years
            Furniture and fixtures               5 to 7 years
            Company vehicles                     5 years

        The cost of maintenance and repairs is expensed as incurred, while significant renewals and betterments are capitalized. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the account, and any gain or loss is credited or charged to income.

   (f)  INCOME TAXES

        The Company elected S Corporation status for federal and state income tax reporting purposes. Federal income taxes on S Corporation income were payable by the individual stockholders rather than the corporation. California state income taxes for S Corporations are 1.5% of pretax income.

   (g)  FINANCIAL INSTRUMENTS

        The carrying amount of trade receivables, trade payables, accrued liabilities and short-term borrowings approximate fair value because of the short-term nature of these instruments.

        Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

   (h)  ADVERTISING

        The Company expenses production and other costs of advertising as incurred. Advertising expenses were $102,000 and $217,000 for the unaudited six month periods ended March 31, 1998 and 1997, respectively, and $372,000, $261,000 and $159,000 for the years ended September 30, 1997, 1996 and 1995, respectively.

   (i)  CONCENTRATIONS OF CREDIT RISK

        Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

   (j)  USE OF ESTIMATES

        These financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   (k)  REVENUE RECOGNITION

        Vehicle sales revenue is recognized upon delivery, when the sales contract is signed and down payment has been received. Notes received from buyers are generally sold to finance companies. Finance fees are received for notes sold to finance companies and are recognized, net of anticipated charge backs, upon acceptance of the credit by the finance companies. These fees are included in service, parts, and other revenues in the statements of operations. Parts and service revenues are recognized at the time of sale or service.

        The Company recognizes fees from the sale of third party extended warranty service contracts at the time of sale. For extended warranty service contracts where the Company is the primary obligor of the contract, the costs directly related to sales of the contracts are deferred and charged to expense proportionately as the revenues are recognized. Warranty service contract revenues are included in service, parts, and other revenues in the statements of operations.

   (l)  MAJOR SUPPLIER AND DEALER AGREEMENT

        The Company purchases substantially all of its new vehicles and inventory from one manufacturer at the prevailing prices charged by the manufacturer. The Company's overall sales could be impacted by the manufacturer's inability or unwillingness to supply the dealership with an adequate supply of popular models.

        The Company enters into dealer sales and service agreements (Dealer Agreements) with the manufacturer. The Dealer Agreements generally limit the location of the dealership and mandates the manufacturer's approval rights over changes in dealership management and ownership. The manufacturer is also entitled to terminate the agreement if the dealership is in material breach of the terms.

   (2)  ACCOUNTS RECEIVABLE

        Accounts receivable consist of the following (in thousands):

                                                     MARCH 31,
                                                       1998                    SEPTEMBER 30,
                                                   (UNAUDITED)            1997             1996
                                                   -----------           ------           ------
Contracts in transit and vehicle receivables           $559               $165             $191
Trade                                                    80                 62               95
Manufacturer and other                                  112                128               58
                                                       ----               ----             ----
     Total accounts receivable                          751                355              344
Less allowance for doubtful accounts                      7                  4                4
                                                       ----               ----             ----
     Accounts receivable, net                          $744               $351             $340
                                                       ====               ====             ====

     Contracts in transit receivables are due from financial institutions and regional banks for funding of customer vehicle purchases and are normally collected within 30 days. Trade receivables primarily consist of commercial receivables for parts sales and finance receivables from financial institutions for financing commissions. Manufacturer and other receivables consist of amounts due from manufacturers for rebates on vehicle purchases (holdbacks), manufacturer incentives and reimbursable warranty coverage expenses.

 (3) INVENTORIES AND FLOOR PLAN NOTES PAYABLE

     Inventories and floor plan notes payable were as follows (in thousands):

                                      INVENTORY COST                     FLOOR PLAN NOTES PAYABLE
                           ------------------------------------     ----------------------------------
                            MARCH 31, 1998       SEPTEMBER 30,       MARCH 31, 1998     SEPTEMBER 30,
                              (UNAUDITED)       1997      1996         (UNAUDITED)      1997     1996
                           ------------------------------------     ----------------------------------
New vehicles                  $1,127          $1,076    $1,094           $1,426       $1,489   $1,295
Used vehicles                    426             421       427               --           --       --
Parts and accessories            246             235       203               --           --       --
LIFO Reserve                    (281)           (281)     (262)              --           --       --
                           ------------------------------------     ----------------------------------
Inventories, net              $1,518          $1,451    $1,462           $1,426       $1,489   $1,295
                           ====================================     ==================================

   Inventory floor plan notes payable consist of notes from a financing institution that bear interest at prime plus 2.0% and are secured by new vehicles and vehicle receivables. The floor plan agreement permits the Company to borrow up to $3.5 million; borrowings are limited by new vehicle inventory levels.

   LIFO provisions were $19,000 and $49,000 for the years ended September 30, 1997 and 1996, respectively, and are included in cost of sales in the statement of operations.

(4) PROPERTY AND EQUIPMENT

    Property and equipment consists of the following (in thousands):

                                                       MARCH 31,
                                                          1998                      SEPTEMBER 30,
                                                      (UNAUDITED)              1997               1996
                                                    ----------------------------------------------------
Leasehold improvements                                   $  563              $  562               $ 544
Equipment                                                   182                 185                 183
Company vehicles                                            109                 105                 110
Furniture and fixtures                                      163                 161                 161
                                                    ----------------------------------------------------
                                                          1,017               1,013                 998
Less accumulated depreciation                               845                 838                 783
                                                    ----------------------------------------------------
Property and equipment, net                              $  172              $  175               $ 215
                                                    ====================================================

(5) COMMITMENTS

    The minimum rental commitments under operating leases which have terms greater than one year after September 30, 1997 are as follows (in thousands):


       Year ending September 30:
       -------------------------
               1998                                     $ 31
               1999                                       25
               2000                                       22
               2001                                       14
               Thereafter                               ----
                                                        $ 92
                                                        ====

    Amounts paid under operating leases were $15,000 and $7,500 for the unaudited six months ended March 31, 1998 and 1997, respectively, and $30,000, $15,000 and $15,000 for the years ended September 30, 1997, 1996 and 1995, respectively.

(6) RELATED PARTY TRANSACTIONS

    LEASE

    The Company rents its facilities from the sole stockholder for $35,000 per month. Rental expense under a month to month agreement between the Company and the sole stockholder totaled $210,000 for each of the unaudited six month periods ended March 31, 1998 and 1997, and $420,000 per year for the years ended September 30, 1997, 1996, and 1995, respectively.

   NOTES RECEIVABLE FROM RELATED PARTIES

   Notes receivable from related parties consisted of the following (in thousands):

                                                    MARCH 31,
                                                     1998               SEPTEMBER 30,
                                                  (UNAUDITED)       1997           1996
                                                  ----------------------------------------
Notes receivable from Menlo Honda                  $250,000       $250,000        $250,000
Notes receivable from stockholder                    73,000         79,000          91,000
                                                   --------       --------        --------
                                                   $323,000       $329,000        $341,000
                                                   ========       ========        ========

(7) EMPLOYEE BENEFITS

    The Company provides a 401(k) Plan and Trust Agreement (the Plan). The Plan covers substantially all employees of the Company. The annual contribution to the Plan is at the discretion of the Board of Directors. Contributions to the Plan were $21,000 and $16,000 for the unaudited six month periods ended March 31, 1998 and 1997, respectively, and $61,000, $40,000 and $52,000 for the years ended September 30, 1997, 1996 and 1995, respectively.

(8) SUBSEQUENT EVENTS

    In June 1998, substantially all of the operating assets of the Company were acquired by FirstAmerica Automotive, Inc.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA


The accompanying unaudited pro forma consolidated financial data of FirstAmerica Automotive, Inc. (the Company) and Burgess Honda have been prepared to present the effect of the acquisition of Burgess Honda by the Company as if such acquisition had occurred at the beginning of the respective periods presented.

The unaudited pro forma consolidated balance sheet as of March 31, 1998 was prepared by combining only those assets of Burgess Honda that were purchased by the Company. Unaudited pro forma adjustments to the historical balance sheets of the Company and Burgess Honda at March 31, 1998 primarily consist of adjustments required to eliminate those assets and liabilities in the historical Burgess Honda financial statements which were not acquired by the Company, as well as increases in debt and goodwill resulting from the transaction. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 consists of the Company's audited consolidated statement of operations for the year ended December 31, 1997 plus the Burgess Honda audited statement of operations for the year ended September 30, 1997, together with unaudited pro forma adjustments that are necessary to present fairly the unaudited pro forma consolidated results of operations of both entities. Such unaudited pro forma adjustments are based on the terms and structure of the transaction, and include operating adjustments such as incremental floor plan notes payable and other notes payable interest expense, goodwill amortization and the related net income tax effect. The unaudited pro forma consolidated statement of operations for the three months ended March 31, 1998 consists of the Company's unaudited consolidated statement of operations and the Burgess Honda unaudited statement of operations, each for the three months ended March 31, 1998, together with unaudited pro forma adjustments that are necessary to present fairly the unaudited pro forma results of operations of both entities.

The following unaudited pro forma financial data may not be indicative of the results of operations that would have actually occurred had the transaction been in effect as of the beginning of the respective periods, nor do they purport to indicate the Company's future results of operation. This information and accompanying notes should be read in conjunction with the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on May
14, 1998, its Quarterly Report on Form 10-Q filed on May 15, 1998 and the Burgess Honda financial statements included elsewhere in this report on Form 8-K/A.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 1998
                               (IN THOUSANDS)




                                                        FIRSTAMERICA      BURGESS    PRO FORMA
   Assets                                             AUTOMOTIVE, INC.     HONDA    ADJUSTMENTS    PRO FORMA
   ------                                             ----------------    -------   -----------    ---------
Cash                                                   $  2,001            $1,072    $  (954) (a)   $  2,119
Accounts receivable, net                                 24,740               744       (744) (b)     24,740
Inventories, net                                         73,565             1,518        281  (c)     75,364
Prepaid costs-extended warranty service contracts           803                22        (22) (b)        803
Deferred income taxes                                       613                 -          -             613
Deposits, prepaid expenses and other                      2,733                70        (70) (b)      2,733
                                                       --------            ------    -------        --------

      Total current assets                              104,455             3,426     (1,509)        106,372

Property and equipment, net                               7,366               172        (42) (c)      7,496

Other assets:
   Prepaid costs-extended warranty service contract       1,292                29        (29) (b)      1,292
   Loan origination and other costs, net                  3,295                 -        120  (a)      3,415
   Other noncurrent assets                                1,456               323       (323) (b)      1,456
   Goodwill, net                                          6,291                 -      3,417  (c)      9,708
                                                       --------            ------    -------        --------

      Total assets                                     $124,155            $3,950    $ 1,634        $129,739
                                                       ========            ======    =======        ========

 See accompanying notes to unaudited pro forma consolidated financial data.

            UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (CON'T)
                             AS OF MARCH 31, 1998
                       (IN THOUSANDS EXCEPT SHARE DATA)

                                                                       FIRSTAMERICA      BURGESS    PRO FORMA
  Liabilities and Stockholders' Equity                               AUTOMOTIVE, INC.     HONDA    ADJUSTMENTS    PRO FORMA
  ------------------------------------                               ----------------    -------   -----------    ---------
Current liabilities:
  Accounts payable                                                    $  7,926            $   28    $   (28) (b)   $  7,926
  Accrued liabilities                                                    9,846               372       (214) (c)     10,004
  Floor plan notes payable                                              62,142             1,426          -          63,568
  Secured lines of credit                                                4,600                 -          -           4,600
  Other notes payable                                                    1,613                 -      4,000  (d)      5,613
  Deferred revenue-extended warranty service contracts                   1,920                44        (44) (b)      1,920
                                                                      --------            ------    -------        --------

        Total current liabilities                                       88,047             1,870      3,714          93,631


Long-term liabilities:
  Senior notes, net                                                     21,987                 -          -          21,987
  Deferred income taxes                                                    264                 -          -             264
  Deferred revenue- extended warranty service contracts                  3,191                59        (59) (b)      3,191
                                                                      --------            ------    -------        --------

        Total liabilities                                              113,489             1,929      3,655         119,073

Commitments and contingencies

8% cumulative redeemable preferred stock, $0.00001
  par value; 3,500 shares issued and outstanding                         2,991                 -          -           2,991

Redeemable preferred stock, $0.00001 par value; 500
  shares issued and outstanding                                            487                 -          -             487


Stockholders' Equity
  Common stock                                                               -                45        (45) (b)          -
  Common stock, $0.00001 par value:
     Class A, 30,000,000 shares authorized, 11,179,029
        shares issued and outstanding                                        -                 -          -               -
     Class B, 5,000,000 shares authorized, 3,032,000
        shares issued and outstanding                                        -                 -          -               -
     Class C, 30,000,000 shares authorized, 0 issued and outstanding         -                 -          -               -
  Additional paid-in capital                                             6,544                 -          -           6,544
  Retained earnings                                                        644             1,976     (1,976) (b)        644
                                                                      --------            ------    -------        --------

        Total stockholders' equity                                       7,188             2,021     (2,021)          7,188
                                                                      --------            ------    -------        --------

                                                                      $124,155            $3,950    $ 1,634        $129,739
                                                                      ========            ======    =======        ========

  See accompanying notes to unaudited pro forma consolidated financial data.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                             FIRSTAMERICA       BURGESS    PRO FORMA
                                            AUTOMOTIVE, INC.     HONDA    ADJUSTMENTS    PRO FORMA
                                            ----------------    -------   -----------    ---------
Sales:
  Vehicle                                    $136,740            $5,818    $   -          $142,558
  Service, parts and other                     23,877             1,057        -            24,934
                                             --------            ------    -----          --------

    Total sales                               160,617             6,875        -           167,492

Cost of sales                                 136,199             5,900        -           142,099
                                             --------            ------    -----          --------
Gross profit                                   24,418               975        -            25,393
Operating expenses:
  Selling, general and administrative          20,676               742                     21,418
  Depreciation and amortization                   381                14       21  (e)          416
                                             --------            ------    -----          --------

    Operating income (loss)                     3,361               219      (21)            3,559

Other income (expense):
  Interest expense, floor plan                 (1,180)              (29)       4  (f)       (1,205)
  Interest (expense) income, other               (891)                -     (118) (g)       (1,009)
  Other income, net                                                  27                         27
                                             --------            ------    -----          --------

    Income (loss) before income taxes           1,290               217     (135)            1,372


Income tax expense (benefit)                      555                 -       35  (i)          590
                                             --------            ------    -----          --------

    Net income                               $    735            $  217    $(170)         $    782
                                             ========            ======    =====          ========

    Basic net income per share               $   0.04                                     $   0.05

    Weighted average shares outstanding        14,225                                       14,225

    Diluted net income per share             $   0.04                                     $   0.05

    Weighted average shares outstanding        14,635                                       14,635

  See accompanying notes to unaudited pro forma consolidated financial data.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                        TWELVE MONTHS ENDED
                                              DECEMBER 31, 1997       SEPTEMBER 30, 1997
                                                FIRSTAMERICA               BURGESS               PRO FORMA
                                               AUTOMOTIVE, INC.             HONDA               ADJUSTMENTS            PRO FORMA
                                              -----------------       ------------------        -----------          -------------
Sales:
    Vehicle                                         $401,896                $20,718                $   -                $422,614
    Service, parts and other                          72,152                  3,205                    -                  75,357
                                                    --------                -------                -----                --------
       Total sales                                   474,048                 23,923                    -                 497,971

Cost of sales                                        407,074                 20,233                  (19)(h)             427,288
                                                    --------                -------                -----                --------
Gross profit                                          66,974                  3,690                   19                  70,683
Operating expenses:
    Selling, general and administrative               58,761                  3,185                    -                  61,946
    Combination and related expenses                   2,268                    -                      -                   2,268
    Depreciation and amortization                        873                     59                   85(e)                1,017
                                                    --------                -------                -----                --------
       Operating income (loss)                         5,072                    446                  (66)                  5,452

Other income (expense):
    Interest expense, floor plan                      (3,669)                  (119)                  17 (f)              (3,771)
    Interest (expense) income, other                  (1,671)                    90                 (470)(g)              (2,051)
    Other income, net                                    778                     18                    -                     796
                                                    --------                -------                -----                --------
       Income (loss) before income taxes                 510                    435                 (519)                    426

Income tax expense (benefit)                             446                      7                  (74)(i)                 379
                                                    --------                -------                -----                --------
       Net income                                   $     64                $   428                $(445)               $     47
                                                    ========                =======                =====                ========

       Basic and diluted net loss
        per share                                   $  (0.01)                                                           $      -

       Weighted average shares outstanding            10,915                                                              10,915


  See accompanying notes to unaudited pro forma consolidated financial data.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

(a) This adjustment records a reduction for cash not acquired net of amounts received on amounts borrowed.

(b) Net assets not acquired by the Company are eliminated from the unaudited pro forma consolidated financial statements.

(c) The purchase price of $3,762,000 was allocated to the assets acquired net of liabilities assumed based on the relative fair value which resulted in an allocation to goodwill of $3.4 million.

(d) The Company borrowed $4 million from the Chairman of the Company's Board of Directors for the acquisition of Burgess Honda. The loan is due June 1, 1999 and has an 8.75% interest rate.

(e) Amortization expense on $3,417,000 in goodwill using a 40-year estimated useful life is $85,000 for the year ended December 31, 1997 and $21,000 for the three month period ended March 31, 1998.

(f) Represents the incremental decrease in floor plan interest expense due to the Company's replacing the Burgess Honda floor plan arrangement with the Company's corporate contractual master floor plan agreement with General Electric California Corporation. The average interest rate under the Company's master agreement is the prime interest rate plus .75%, compared to the prime interest rate plus 2.0% for Burgess Honda.

(g) Reflects the incremental interest expense incurred on borrowings used to acquire Burgess Honda. The Company borrowed $4 million from the Company's Chairman of the Board pursuant to the terms of a Letter Agreement between the Company and the Chairman. Amortization expense on $120,000 in loan origination fees using a one year life is $120,000 for the year ended December 31, 1997 and $30,000 for the three month period ended March 31, 1998.

(h) Reflects the change in accounting for inventories from Burgess Honda's last-in, first-out method to the Company's first-in, first-out method. The increase in the reserve for the year ended September 30, 1997 totaled $19,000.

(i) The increase in income tax results from the application of FirstAmerica Automotive, Inc.'s historical effective rate for the periods presented to the pretax income in the accompanying consolidated statements of income. Income taxes increased on a pro forma basis for both periods presented due to an increase in federal and state income taxes applicable to Burgess Honda income, net of pro forma adjustments. The increase is attributable to Burgess Honda's S Corporation tax status for the periods presented which had resulted in no federal income taxes and a state income tax rate of 1.5%.